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                                                                    Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated December 3, 1997, except for paragraph 3 of Note 6 and paragraph 9 of Note 10, as to which the date is January 2, 1998, included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-58819) and related Prospectus of Intracel Corporation for the registration of shares of its common stock.


                                                 /s/ ERNST & YOUNG LLP
Seattle, Washington
October 13, 1998